Exhibit 21.1

Car Charging Group, Inc.
List of Subsidiaries

Entity Name	State of Incorporation

Car Charging, Inc.	Delaware
Car Charging China Corp.	Delaware
Car Charging Canada, Inc.	Ontario, Canada
Car Charging Limited	Ireland
eCharging Stations, LLC	Florida
Car Charging Holdings, LLC	Florida
Car Charging International, LLC	Florida
CCG Energy, LLC	Florida
CCG Sales, LLC	Nevada
Car Charging Group (CA), Inc.	California
CCGI Holdings, LLC	Florida
CCGI/Oceanside, LLC	Florida
CCGI/Artech, LLC	Florida
CCGI/Delray Professional Center LLC	Florida
CCG/PB&F, LLC	Florida
CCGI/Dania 49 Park LLC	Florida
CCGI/Mall of America, LLC	Minnesota
CCGI/Icon, LLC	New York
CCGI/Aventura, LLC	Florida
CCGI/ERM, LLC	Florida
CCGI/Related LLC	New York
CCGI/LAZ Norwalk, LLC	Connecticut
CCG/King Parking, LLC	Florida
CCGI/Equity One, LLC	Florida
CCGI/PAT, LLC	Pennsylvania
CCGI/Dana Park, LLC	Arizona
CCGI/RPI, LLC	New York
CCGI/SJTS, LLC	Virginia
CCGI/Centro, LLC	New York
CCGI/USPG, LLC	Washington DC
CCGI/CHM, LLC	Florida
CCGI/TBL LLC	Florida
CCGI/ SJW LLC	Florida
CCGI/ UPSI LLC	Florida
CCGI/ WALCO LLC	Florida
CCGI/ APMI	California
CCGI/ LIPB LLC	Florida
CCGI/ LAH LLC	Pennsylvania
CCGI/ LAH LLC	Pennsylvania
CCGI/ CRLP LLC	Florida
CCGI/ LAZ Florida LLC	Florida
CCGI/ Forest City	Ohio
CCGI/ FRIT LLC	Virginia
CCGI/ APA LLC	Virginia
CCGi/ 360 State, LLC	Connecticut
CCGI/ KMI, LLC	Maryland
CCGI/ Hollywood, LLC	Florida